Exhibit h(8)

                  Letter Agreement adding Citizens Value Fund
                        to the Fund Accounting Agreement

                                                                    Exhibit h(8)

                                 CITIZENS FUNDS
                                230 Commerce Way
                              Portsmouth, NH 03801

                               September 21, 2001


BISYS Fund Services Ohio, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-8012

         Re: Citizens Funds - Fund Accounting Agreement

Ladies and Gentlemen:

         This letter serves as notice that Citizens Value Fund (the "Fund"), is added to the list of series to which BISYS Fund Services Ohio, Inc. ("BISYS") renders services as fund accounting agent pursuant to the terms of the Fund Accounting Agreement dated as of September 29, 2000 (the "Agreement") between Citizens Funds and BISYS.

         Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                                            CITIZENS FUNDS

                                            By:    John L. Shields
                                                   -----------------------------

                                            Title: President
                                                   -----------------------------

Acknowledgment:

BISYS FUND SERVICES OHIO, INC.

By:     William Tomko
        -----------------------------

Title:  President
        -----------------------------